Exhibit 99.01

DigiCert Completes Acquisition of Symantec’s Website Security and Related PKI Solutions

LEHI, Utah and MOUNTAIN VIEW, Calif. – October 31, 2017 – DigiCert Inc., the leading global provider of scalable identity and encryption solutions for the enterprise, and Symantec Corp. (NASDAQ:SYMC), the world’s leading cyber security company, today announced that DigiCert has completed its acquisition of Symantec’s Website Security and related PKI solutions. With the transition of SSL validation, issuance and other processes to DigiCert, Symantec customers have a clear path forward to maintain trust in their SSL certificates.

“Today starts an exciting era for the current customers and partners of both Symantec and DigiCert,” said DigiCert CEO John Merrill. “For Symantec customers, they can feel assured that they will have continuity in their website security, and that we will provide a smooth transition. Our customers and partners will benefit from our accelerated investment in products and solutions for SSL, PKI and IoT. DigiCert will also lead to shape PKI security standards through our participation in industry standards bodies to ensure our customers stay at the forefront of security practices. DigiCert is prepared for this opportunity.”

“The addition of Symantec Web PKI solutions to DigiCert will provide a customer experience that is second to none. We are excited for Symantec customers to benefit from solutions that help advance and strengthen website security,” said Greg Clark, Symantec CEO. “We expect Symantec and DigiCert customers to benefit from focused investment in the next generation of security solutions for our respective customers, and today’s action helps advance this important objective.”

“The completion of this transaction provides DigiCert the opportunity to extend its world-class customer service and industry-leading management tools to a much larger population helping to deliver the best customer experience and enhanced security,” said Robert Sayle, a Partner at Thoma Bravo.

Since announcing the agreement to acquire Symantec Website Security in August of this year, DigiCert has worked to address browser requirements for Symantec-issued certificates. DigiCert plans to replace affected certificates, at no cost and without interruption to ongoing customer business, in order to ensure continued trust. DigiCert will communicate with those impacted and offer the 24/7 availability of its award-winning, global support team to help customers with the process.

DigiCert is well prepared to integrate Symantec’s operations and customers. Over the past several years, DigiCert invested in its infrastructure for scaling to handle major enterprise and IoT certificate deployments for its customers. DigiCert has systems to support billions of certificates and is prepared for the expected growth of its customer base resulting from the acquisition. Customers will notice and appreciate the speed of issuance and quality of support from the start.

“DigiCert is well positioned for this opportunity,” said Jody Cloutier, former senior program manager, Microsoft Cryptographic Ecosystem. “During my time at Microsoft managing the root store program, I always found DigiCert to be committed to advancing online trust. I expect that this acquisition will lead to increasing investments in new platforms and products that will benefit customers.”

“Since the earliest days of Google Certificate Transparency as a concept, DigiCert was a willing partner in helping us test our systems, solve problems, and bring this important technology to fruition,” said Ben Laurie, head of security and transparency, DeepMind. “They were an early implementer and also provided the first independent log that CAs could use to make CT operational. DigiCert has shown a willingness to challenge the status quo to advance CA security and trust.”

“DigiCert stays on the cutting edge of cryptography, security developments, and certificate authority industry standards,” said Philip Chon, security analyst, Verizon Digital Media. “This makes it easy for us to understand and quickly address protocol vulnerabilities and changes in standards to ensure our clients can deliver uninterrupted on-demand video streams to their users.”

As previously announced, DigiCert will continue to be led by CEO John Merrill and an executive team with significant industry experience. DigiCert will continue to operate from its headquarters in Lehi, Utah and will employ over 1,000 professionals with additional office locations in California and internationally. With the addition of Symantec’s Website Security and related PKI solutions, DigiCert will expand its global footprint to provide essential security for customers around the world including Global 2000 enterprise, top retailers, banks, leading technology firms and organizations across a wide spectrum of the economy.

Under the terms of the agreement, Symantec received $950 million in upfront cash proceeds and will retain approximately a 30 percent stake in the common stock equity of DigiCert. Symantec expects to primarily use the transaction proceeds, net of expected taxes and expenses, to repay debt.

For more information about the acquisition visit https://www.websecurity.symantec.com/digicert-and-symantec-faq.

About Symantec

Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton and LifeLock product suites to protect their digital lives at home and across their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO U.S. EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec, the Symantec logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

About DigiCert

DigiCert is a leading provider of scalable security solutions for a connected world. The most innovative companies, including the Global 2000, choose DigiCert for its expertise in identity and encryption for web servers and Internet of Things devices. DigiCert supports SSL/TLS and other digital certificates for PKI deployments at any scale through its certificate lifecycle management platform, CertCentral®. The company has been recognized with dozens of awards for its enterprise-grade management platform, fast and knowledgeable customer support, and market-leading growth. For the latest DigiCert news and updates, visit digicert.com or follow @digicert.

About Thoma Bravo

Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. With a series of funds representing more than $17 billion in capital commitments, Thoma Bravo partners with a company’s management team to implement operating best practices, invest in growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings, with the goal of increasing the value of the business.

Forward-Looking Statements

This press release contains statements regarding the Symantec’s expected debt repayment and integration plans and the expected benefits to Symantec, DigiCert, and their respective customers from the completion of DigiCert’s acquisition of Symantec’s Website Security and related PKI solutions, which may be considered forward-looking within the meaning of the U.S. federal securities laws. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec and DigiCert assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors section of Symantec’s Form 10-K for the year ended March 31, 2017.

Contacts

Symantec Corp.

Media:

Kristen Batch, 503-516-6297

kristen_batch@symantec.com

or

Investors:

Nate Pollack, 650-527-7906

nate_pollack@symantec.com

DigiCert

Media:

Jeff Chandler, 801-701-9653

jeff.chandler@digicert.com

Thoma Bravo

Matthew Gorton, 212-776-1161

mgorton@hstrategies.com